Exhibit 99.1

Bakkt to Acquire Apex Crypto

Acquisition is expected to significantly expand client verticals, drive scale, and bolster path to profitability

Bakkt and Apex Fintech Solutions will continue commercial relationship

Acquisition is subject to regulatory approval

ALPHARETTA, GA – November 3, 2022 – Bakkt Holdings, Inc. (NYSE: BKKT) (the “Company” or “Bakkt”), a digital asset platform that unlocks crypto and drives loyalty to create delightful, connected experiences for a broad range of clients, has signed a definitive agreement to acquire Apex Crypto, LLC from Apex Fintech Solutions, Inc. This acquisition is expected to significantly bolster Bakkt’s cryptocurrency product offering and expand its footprint into additional client verticals, including fintechs, trading app platforms, and neo-banks.

“We found a unique asset in Apex Crypto, which will expand our crypto client base, provide us with faster speed to market for new crypto capabilities and serve as an additional avenue for continued sales to a crypto-savvy audience through Apex Fintech Solutions,” said Gavin Michael, CEO of Bakkt. “With the addition of this complementary business, we believe we are poised to be a crypto provider of choice for financial institutions, fintechs, merchants or loyalty programs that want to offer seamless crypto experiences to their customers. It’s also expected to enable us to unlock more innovative opportunities that appeal to the next generation of consumers such as crypto rewards and NFTs.”

Apex Crypto is a turnkey platform for integrated crypto trading, developed to meet the increasing needs of more than 30 fintech firms and their customers across a rapidly expanding sector. Apex Crypto supports clients with a robust solution for execution, clearing, custody, cost basis and tax services facilitating the delivery of frictionless crypto investing in more than 30 tokens.

Under the terms of the transaction, Bakkt and Apex Fintech Solutions will enter into a commercial agreement that memorializes the continued relationship and provision of Bakkt crypto solutions to Apex’s 220+ clients. As part of the ongoing collaboration, Apex Fintech Solutions will have the opportunity to bring Bakkt’s leading platform solutions to its clients.

“It’s our purpose at Apex to enable frictionless investing for everyone and Bakkt’s team and platform are a tremendous complement to that,” said William Capuzzi, CEO of Apex Fintech Solutions. “We look forward to working together to continue to provide customers a seamless crypto experience and access to an expanded solution set. This is the beginning of an exciting time of growth and innovation for both of our organizations.”

Launched in 2019, Apex Crypto was created to allow investors to transition between trading equities and cryptocurrency by offering efficient account opening and funding solutions. Additionally, the Apex Crypto platform handles the complex regulatory and licensing obligations associated with cryptocurrency investing while allowing its clients to focus on offering a holistic user experience.

Transaction Highlights

•	The transaction is expected to deliver revenue diversification and synergies to Bakkt as it scales its offerings

•

Bakkt believes that Apex’s Crypto platform will accelerate its product innovation and development, with complementary crypto solutions that will offer our combined partners expanded options and functionality

•	Bakkt and Apex Crypto’s joint capabilities are expected to create faster speed to market for more advanced crypto products, including staking, external transfers and NFTs

Transaction Details

Under the terms of the agreement, Bakkt will acquire Apex Crypto for a maximum purchase price of $200 million. Bakkt will initially pay $55 million in cash at the closing of the deal, and up to $45 million in Bakkt stock depending on the achievement of financial targets by the acquired business in the fourth quarter of 2022; up to an additional $100 million in Bakkt stock and seller notes may be paid depending on the achievement of financial targets by the acquired business through 2025.

The transaction is expected to close in the first half of 2023 and is subject to required regulatory approvals.

Conference Call Details

Bakkt will host a conference call on Thursday, November 3rd at 8:00 am ET. The live webcast of Bakkt’s conference call can be accessed at https://investors.bakkt.com along with the accompanying slide presentation.    Investors and analysts interested in participating in the call are invited to dial (888) 330-2505 or (240) 789-2711 and reference participant access code 69938 approximately ten minutes prior to the start of the call. A replay will be available promptly after the call and can be accessed at 800-770-2030 with participant access code 69938 until December 3rd.

About Bakkt

Bakkt is a digital asset platform that unlocks crypto and drives loyalty to create delightful, connected experiences for a broad range of clients. Bakkt’s platform, available through the Bakkt App and to partners, amplifies consumer spending and bolsters loyalty programs, adding value for all key stakeholders within the Bakkt payments and digital assets ecosystem. Launched in 2018, Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ | Twitter @Bakkt | LinkedIn https://www.linkedin.com/company/bakkt/

About Apex Fintech Solutions

Apex Fintech Solutions is a fintech powerhouse enabling seamless access, frictionless investing, and investor education for all. Apex’s omni-suite of scalable solutions fuel innovation and evolution for hundreds of today’s market leaders, challengers, change makers, and visionaries. The Company’s digital ecosystem creates an environment where clients with the biggest ideas are empowered to change the world. Apex works to enable their partners to succeed on the frontlines of the industry via bespoke custody & clearing, advisory, institutional, and SaaS solutions through its Apex Clearing™, Apex Advisor Solutions™, Apex Silver™, and Apex CODA Markets™ brands.

For more information, visit the Apex Fintech Solutions website: https://www.apexfintechsolutions.com.

Advisors

Goldman Sachs & Co. LLC is serving as an exclusive financial advisor and Wilson Sonsini Goodrich and Rosati, PC, and Alston & Bird LLP on certain regulatory matters, are acting as legal advisors to Bakkt. Sidley Austin LLP is acting as legal advisor to Apex Fintech Solutions.

Contacts

Investor Relations

Ann DeVries, Head of Investor Relations

Ann.DeVries@bakkt.com

Media

Lauren Post, Head of Communications

Lauren.Post@bakkt.com

For Apex Crypto

Media

Jonathan Gasthalter/Carissa Felger/Sara Widmann

Gasthalter & Co.

(212) 257 4170

apexfintechsolutions@gasthalter.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding Bakkt’s plans, objectives, expectations and intentions with respect to future operations, products, services, the benefits of the combined company’s operations, anticipated synergies, the expected timing of the transaction, post-closing commercial arrangements, and the timing and amounts of consideration that Bakkt may pay, among others. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (i) the impact of the ongoing COVID-19 pandemic; (ii) changes in the markets in which Bakkt competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (iii) changes in the markets that Bakkt targets; (iv) risk that Bakkt may not be able to execute its growth strategies, including identifying and executing acquisitions; (v) risks relating to data security; and (vi) the companies being able to obtain the necessary regulatory approvals and otherwise satisfy all closing conditions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” in Bakkt’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.